UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2024

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On January 16, 2024, Vaxart, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with RA Capital Healthcare Fund, L.P (“RA Capital”).

Pursuant to the Securities Purchase Agreement, RA Capital agreed to purchase, and the Company agreed to issue and sell to RA Capital 15,384,615 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a price of $0.65 per share (the “Offering”). The total purchase price payable by RA Capital for the Shares is approximately $10 million. The Offering is scheduled to close on or about January 18, 2024 (the “Closing Date”), subject to customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270671), which was declared effective by the Securities and Exchange Commission (the “Commission”) on May 5, 2023, including the prospectus contained therein, as well as a prospectus supplement to be filed with the Commission on or before the Closing Date.

The Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Securities Purchase Agreement in this Current Report is a summary and is qualified in its entirety by the terms of the Securities Purchase Agreement.

A copy of the legal opinion and consent of Thompson Hine LLP, counsel to the Company, relating to the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.         Other Events.

On January 16, 2024, the Company issued a press release relating to the Offering. A copy of the press release is attached as Exhibits 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

5.1	Opinion of Thompson Hine LLP.

10.1	Securities Purchase Agreement, dated January 16, 2024, by and between Vaxart, Inc. and RA Capital Healthcare Fund, L.P.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

99.1	Press Release, dated January 16, 2024.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: January 16, 2024
	By:	/s/ MICHAEL J. FINNEY
Michael J. Finney, Ph.D.
Interim Chief Executive Officer